UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    January 25, 2006

FiberNet Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-7841	52-2255974
(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 405-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Principal Officers.

Effective January 27, 2006, Edward Granaghan, the Company’s Chief Financial Officer, resigned from the Company in order to accept another opportunity. Mr. Granaghan’s resignation was not related to any disagreement or dispute with the Company’s management.

Item 5.02(c) Appointment of Principal Officers.

Effective January 25, 2006, Charles Wiesenhart Jr. was promoted to Vice President – Finance and Chief Accounting Officer of the Company. Mr. Wiesenhart had previously held the position of Controller of the Company. There were no prior arrangements or understandings between Mr. Wiesenhart and any other person pursuant to which Mr. Wiesenhart was selected as the Vice President – Finance and Chief Accounting Officer. There are no transactions to which the Company is a party and in which Mr. Wiesenhart had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Wiesenhart has no familial relationship with any directors or executive officers of the Company.

Mr. Wiesenhart, age 34, joined the Company on September 18, 2000, as Assistant Controller. In February 2001, Mr. Wiesenhart was promoted to Controller of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By:	/S/ JON A. DELUCA
Name: Jon A. DeLuca Title: President and Chief Executive Officer

Date: January 30, 2006